EXHIBIT 99.1

WCA Extends and Expands Revolving Credit Facility

  Extends Facility Expiration From July 5, 2011 to January 31, 2014

  Increases Facility Commitments to $200 Million From $175 Million

HOUSTON, July 6, 2010 (GLOBE NEWSWIRE) -- WCA Waste Corporation (Nasdaq:WCAA) announced today that it has entered into the Twelfth Amendment to the revolving credit agreement dated July 5, 2006.

The Amendment extended the term of the Credit Agreement and the revolving credit facility, which would have expired on July 5, 2011, to January 31, 2014. The Amendment also increased the total revolving credit commitments available to the Company from the participating lenders under the Credit Agreement to $200 million from $175 million.

The Amendment modified some of the pricing terms and conditions of the Credit Agreement; however, such modifications will not increase the Company's borrowing costs at current borrowing levels.

Questions and other inquiries may be directed to Tommy Fatjo.

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CONTACT:  WCA Waste Corporation, Houston, Texas
          Tommy Fatjo
          713-292-2400